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                                                       EXHIBIT 99.1

                          DI GREGORIO INVESTMENTS LTD.
                               INDUSTRIAL BUILDING







                          DI GREGORIO INVESTMENTS LTD.

                                    LANDLORD



                                     - and -



                        G.G.S. PLASTICS ENGINEERING INC.

                                     TENANT







                                    L E A S E









Premises:         Part of Part of Lot 4
                  Concession 6, Coleraine Drive
                  CALEDON, Ontario
                  and more particularly set out in Schedule
                  "B" consisting of approximately 72,223
                  square feet of a proposed building








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                                TABLE OF CONTENTS

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

ARTICLE I........................................................................1

1.0      LEASE SUMMARY...........................................................1
1.1      LEASE SUMMARY...........................................................1

ARTICLE II.......................................................................2

2.0      DEFINITIONS.............................................................2

ARTICLE III......................................................................4

3.0      INTENT OF LEASE.........................................................4
3.1      NET LEASE...............................................................4

ARTICLE IV.......................................................................4

4.0      LEASE OF PREMISES.......................................................4
4.1      PREMISES................................................................4
4.2      TERM....................................................................4
4.3      USE PRIOR TO COMMENCEMENT DATE..........................................5
4.4      ACCEPTANCE OF PREMISES..................................................5
4.5      QUIET ENJOYMENT.........................................................5

ARTICLE V........................................................................5

5.0      RENT....................................................................5
5.1      TENANT TO PAY...........................................................5
5.2      BASIC RENT..............................................................5
5.3      ADDITIONAL RENT.........................................................5
5.4      DEEMED RENT AND ALLOCATION..............................................6
5.5      MONTHLY PAYMENTS OF ADDITIONAL RENT.....................................6

ARTICLE VI.......................................................................6

6.0      TAXES...................................................................6
6.1      TAXES PAYABLE BY TENANT.................................................6
6.2      DETERMINATION OF TENANT'S TAXES.........................................6
6.3      BUSINESS TAXES AND SALES TAXES..........................................7
6.4      TAX BILLS AND ASSESSMENT NOTICES........................................7
6.5      CONTEST OF REALTY TAXES.................................................7

ARTICLE VII......................................................................7

7.0      OPERATION OF PREMISES...................................................7
7.1      OPERATION OF PREMISES BY LANDLORD.......................................7
7.2      TENANT'S PAYMENT OF OPERATING COSTS.....................................7

ARTICLE VIII.....................................................................8

8.0      USE OF PREMISES.........................................................8
8.1      USE OF PREMISES.........................................................8
8.2      CONDUCT OF BUSINESS.....................................................8
8.3      TENANT'S FIXTURES.......................................................8
8.4      SIGNS...................................................................8
8.5      WASTE REMOVAL...........................................................8
8.6      PEST CONTROL............................................................8
8.7      WASTE AND NUISANCE......................................................8
8.8      COMPLIANCE WITH LAWS....................................................9
8.9      WINDOW COVERINGS........................................................9

ARTICLE IX.......................................................................9

9.0      SERVICES AND UTILITIES..................................................9
9.1      UTILITIES...............................................................9
9.2      HEATING AND AIR-CONDITIONING............................................9
9.3      NON-LIABILITY OF LANDLORD...............................................9
9.4      LANDLORD'S SUSPENSION OF UTILITIES.....................................10
9.5      LANDLORD'S SERVICES....................................................10
9.6      LANDLORD'S CHARGES FOR SERVICES........................................10
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ARTICLE X.......................................................................10

10.0     MAINTENANCE, REPAIRS AND ALTERATIONS...................................10
10.1     MAINTENANCE AND REPAIRS OF PREMISES....................................10
10.2     APPROVAL OF REPAIRS AND ALTERATIONS....................................10
10.3     REPAIR ACCORDING TO LANDLORD'S NOTICE..................................11
10.4     NOTICE BY TENANT.......................................................11
10.5     OWNERSHIP OF LEASEHOLD IMPROVEMENTS....................................11
10.6     CONSTRUCTION LIENS.....................................................12
10.7     LANDLORD'S REPAIRS (INTENTIONALLY DELETED - SEE PARAGRAPHS 5 AND 7 OF
         SCHEDULE 'C' OF THIS LEASE)............................................12

ARTICLE XI......................................................................12

11.0     END OF TERM............................................................12
11.1     VACATING OF POSSESSION.................................................12
11.2     REMOVAL OF TRADE FIXTURES..............................................12
11.3     REMOVAL OF LEASEHOLD IMPROVEMENTS......................................12
11.4     OVERHOLDING BY TENANT..................................................12

ARTICLE XII.....................................................................13

12.0     DAMAGE AND DESTRUCTION.................................................13
12.1     INSURED DAMAGE TO PREMISES.............................................13
12.2     UNINSURED DAMAGE AND LAST TWO YEARS....................................13
12.3     RESTORATION OF PREMISES OR PROJECT.....................................14
12.4     DETERMINATION OF MATTERS...............................................14

ARTICLE XIII....................................................................14

13.0     INSURANCE AND INDEMNITY................................................14
13.1     LANDLORD'S INSURANCE...................................................14
13.2     TENANT'S EFFECT ON OTHER INSURANCE.....................................14
13.3     TENANT'S INSURANCE.....................................................15
13.4     LANDLORD'S RIGHT TO PLACE TENANT'S INSURANCE...........................16
13.5     LANDLORD'S NON-LIABILITY...............................................16
13.6     INDEMNITY OF LANDLORD..................................................16
13.7     LANDLORD'S EMPLOYEES AND AGENTS........................................16

ARTICLE XIV.....................................................................17

14.0     ASSIGNMENT, SUBLETTING AND CHANGE OF CONTROL...........................17
14.1     CONSENT REQUIRED.......................................................17
14.2     OBTAINING CONSENT......................................................17
14.3     LANDLORD'S OPTION......................................................17
14.4     TERMS OF CONSENT.......................................................18
14.5     EFFECT OF TRANSFER.....................................................18
14.6     NO ADVERTISING OF PREMISES.............................................19
14.7     MORTGAGE OF LEASE......................................................19
14.8     CORPORATE TENANT.......................................................19
14.9     ASSIGNMENT BY LANDLORD.................................................19

ARTICLE XV......................................................................19

15.0     STATUS AND SUBORDINATION OF LEASE......................................19
15.1     STATUS STATEMENT.......................................................19
15.2     SUBORDINATION AND ATTORNMENT...........................................19
15.3     NON-DISTURBANCE AGREEMENT..............................................20
15.4     TENANT'S FAILURE TO COMPLY.............................................20
15.5     REGISTRATION...........................................................20

ARTICLE XVI.....................................................................20

16.0     DEFAULT AND REMEDIES...................................................20
16.1     DEFAULT AND REMEDIES...................................................20
16.2     INTEREST...............................................................21
16.3     COSTS..................................................................21
16.4     DISTRESS AND TENANT'S PROPERTY.........................................21
16.5     SECURITY DEPOSIT (INTENTIONALLY DELETED)...............................22


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16.6     REMEDIES TO SUBSIST....................................................22
16.7     IMPOSSIBILITY OF PERFORMANCE...........................................22

ARTICLE XVII....................................................................22

17.0     CONTROL OF PREMISES....................................................22
17.1     LANDLORD'S CONTROL.....................................................22
17.2     RULES AND REGULATIONS..................................................22
17.3     ACCESS TO PREMISES.....................................................22
17.4     EXPROPRIATION..........................................................23
17.5     LANDLORD'S CONSENT.....................................................23

ARTICLE XVIII...................................................................24

18.0     MISCELLANEOUS..........................................................24
18.1     NOTICES................................................................24
18.2     COMPLETE AGREEMENT.....................................................24
18.3     TIME OF THE ESSENCE....................................................24
18.4     APPLICABLE LAW.........................................................24
18.5     SEVERABILITY...........................................................24
18.6     SECTION NUMBERS AND HEADINGS...........................................24
18.7     INTERPRETATION.........................................................24
18.8     SUCCESSORS.............................................................25
18.9     SCHEDULES..............................................................25
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DI GREGORIO INVESTMENTS LTD.
INDUSTRIAL BUILDING



THIS LEASE dated the                day of March, 1998

B E T W E E N



                          DI GREGORIO INVESTMENTS LTD.
                         (hereinafter called "Landlord")

                                                            OF THE FIRST PART



                                     - and -



                        G.G.S. PLASTICS ENGINEERING INC.
                          (hereinafter called "Tenant")

                                                            OF THE SECOND PART



                                   ARTICLE I.

1.0               LEASE SUMMARY

1.1               Lease Summary

                  The following is a summary of some of the basic terms of this Lease, which are elaborated upon in the balance of this Lease.

          (a) Premises: Part of Part of Lot 4, concession 6, Coleraine
                        Drive, Assessment Roll No. 21-24-010-003-1200, Caledon, Ontario, as more particularly set out in Schedule "B" annexed hereto, consisting of 72,223 square feet of a proposed building;

          (b) Term: ten (10) years;

          (c) Commencement Date: July 9, 1998

          (d) Expiry Date: June 30, 2008

          (e) Basic Rent:

              July 9, 1998 to June 30, 2000
              $270,836.25 per annum
              $22,569.69 per month
              ($3.75 per square foot)

              July 1, 2000 to June 30, 2003              $285,280.85 per annum
                                                         $ 23,773.40 per month
                                                         ($3.95 per square foot)

          (f) Rentable Area of Premises: 72,223 square feet;

          (g) Deposits:








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          (i) First Deposit: $115,917.91

              Total Deposit:            $115,917.91

         Prepaid Rent - first, second and last months' basic rent, together with applicable G.S.T. thereon, together with estimated realty taxes, maintenance and insurance, and applicable G.S.T. thereon on account of first, second and last months' of the term.

          (h) Use of Premises: administration and manufacturing of automotive parts

          (i) Address for Service of Notice on Tenant and Indemnifier: at the Premises.

                  Address for Service of Notice on Landlord:

                  4 Holland Drive
                  Units 8, and 9
                  Bolton, Ontario
                  L7E 1C1
                  Facsimile No.: (905) 951-1617

          (j) Special Provisions, if any:

              Renewal Option as per Schedule "C".



                                  ARTICLE II.

2.0      DEFINITIONS

2.1      Definitions

         Where used in this Lease, the following words or phrases shall have the meanings set forth in the balance of this Article.

2.2      "Additional Rent" shall have the meaning given to it in section 5.3.

2.3 "Architect" means a professionally accredited architect, engineer or surveyor appointed by the Landlord from time to time.

2.4      "Basic Rent" shall have the meaning given to it in section 5.2.

2.5 "Building" means the building in which the Premises are or will be located.

2.6 "Commencement Date" shall have the meaning given to it in section 1.1. than twelve (12) months shall be made.

2.7      Intentionally deleted.

2.8 "Fiscal Year" means the twelve (12) month period used by Landlord for fiscal purposes in respect of the Project. Unless otherwise determined by Landlord by written notice to tenant at any time or times, each Fiscal Year shall be a calendar year. In the event of a change in the Fiscal Year, or with respect to a partial Fiscal Year at the beginning or end of the Term, all appropriate adjustments resulting from a Fiscal Year being shorter or longer than twelve (12) months shall be made.

2.9 "Laws" means all statutes, regulations, by-laws, orders, rules, requirements and directions of all governmental authorities having jurisdiction.

2.10 "Landlord's Work" means any leasehold improvements which Landlord is required, by a previous written agreement with Tenant, to make to the Premises prior to the Commencement Date.






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2.12     "Lease Year" shall mean each consecutive period of three hundred and sixty-five (365) days, the first Lease Year commencing on the Commencement Date, or on the first day of the next month if the Commencement Date is not the f first day of a month, and each successive Lease Year commencing on the anniversary of the first day of the first Lease Year.

2.13 (a) "Operating Costs" means the aggregate of all expenses and costs of every kind for each Fiscal Year designated by Landlord, as determined without duplication, incurred by or: on behalf of Landlord with respect to the operation, maintenance, repair, replacement and management of the Premises, and all insurance relating to the Premises. Without in any way limiting the generality of the foregoing, Operating Costs shall include all costs in respect of the following:

          (i) all remuneration of employees directly engaged in the operation, maintenance, repair and management of the Project;

          (ii) heating, ventilating, air-conditioning and humidity control, if any, of the Premises excluding Leasable Areas;

         (iii) window cleaning, waste removal, landscaping, grass cutting, snow and ice clearing and removal and salting;

          (iv) all utilities, including water, gas, electricity and sewer charges, excluding those charged directly to tenants of the Project;

           (v) all insurance which Landlord obtains and the cost of any deductible amounts payable by Landlord in respect of any insured risk or claim;

          (vi) maintenance, repairs and replacements in respect of the Project;

         (vii) engineering, accounting, legal and other consulting and professional services related to Common Facilities;

        (viii) all capital taxes payable by Landlord in respect of or resulting from Landlord's ownership or other interest in the Premises or any part thereof; namely, any tax or taxes payable under any provincial or federal legislation based upon or computed by reference to the paid-up capital or place of business of Landlord as determined for the purposes of such extent that such Sales Taxes are included in Operating Costs; and

          (b) Operating Costs, however, shall be reduced by the following to the extent actually received by Landlord:

          (i) proceeds of insurance and damages received by Landlord from third parties to the extent of costs otherwise included in Operating Costs;

          (c) Operating Costs, however, shall exclude the following:

          (i) Realty Taxes;

          (ii) capital costs except to the extent included as set forth above;

          (iii) depreciation, except to the extent included as set forth above;

          (iv) repairs for the structural portions of the Building, including roof, walls and floors and services to the Building provided such repairs have not resulted from or have not been occasioned as a result of the negligence, omission and/or default of the Tenant, its servants, agents, employees or those for whom the Tenant is in law responsible.

2.14 "Premises" shall have the meaning given to it in section 4.1 and shall mean those lands described in Schedule "All hereto and all buildings, structures, improvements, equipment and facilities of any kind erected or located thereon from time to time, as such lands, buildings, structures, improvements, equipment and facilities may be expanded, reduced or otherwise altered by Landlord in its sole discretion from time to time.

2.15     Intentionally deleted.



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2.16     "Realty Taxes" means all taxes, rates, duties, levies, fees, charges, local improvement rates, levies and assessments whatever ("Taxes"), whether municipal, provincial, federal or otherwise, which may be levied, assessed or charged against or in respect of the Premises or any part thereof or any fixtures, equipment or improvements therein, or against Landlord in respect of any of the same or in respect of any rental or other compensation receivable by Landlord in respect of the same, and including all Taxes which may be incurred by or imposed upon Landlord or the Premises in lieu of or in addition to the foregoing including, without limitation, any Taxes on real property rents or receipts as such (as opposed to a tax on such rents as part of the income of Landlord), any Taxes based, in whole or in part, on the value of the Premises, and any licence fee measured by rents or other charges payable by occupants of space in the Premises.

2.17     "Rent" shall have the meaning given to it in section 5.1.

2.18 "Rentable Area" when applied to the Premises means the area sales, use, consumption, value-added or other similar taxes imposed by any federal, provincial or municipal government upon Landlord or Tenant or in respect of this Lease, or the payments made by Tenant hereunder or the goods and services provided by Landlord hereunder including, without limitation, the rental of the Premises and the provision of administrative services to Tenant hereunder.

2.19 "Sales Taxes" means all business transfer, multi-stage sales, use, consumption, value-added or other similar taxes imposed by any federal, provincial or municipal government upon Landlord or Tenant or in respect of this Lease, or the payments made by Tenant hereunder or the goods and services provided by Landlord hereunder including, without limitation, the rental of the Premises and the provision of administrative services to Tenant hereunder.

2.20     "Term" shall have the meaning given to it in section 4.2.

                                  ARTICLE III.

3.0      INTENT OF LEASE

3.1      Net Lease

         It is the intent of the parties hereto that, except as expressly herein set out, this Lease be absolutely triple net to Landlord, and Landlord not be responsible for any expenses or obligations of any kind whatsoever in respect of the Premises.

                                  ARTICLE IV.

4.0      LEASE OF PREMISES

4.1      Premises

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those premises ("Premises") shown outlined in red on the plan attached hereto as Schedule "B". The purpose of Schedule "B" is to show the approximate location of the Premises and its contents are not intended as a representation as to the precise size or dimensions of the Premises. The Premises shall extend from the upper surface of the structural subfloor to the lower surface of the structural ceiling within the boundaries of the Premises determined as provided in section
2.18. Subject to section 10.1, the Premises shall exclude the exterior faces of all exterior and interior walls and windows, notwithstanding the manner in which Rentable Area is measured.

4.2      Term

          (a) Subject to Section 4.2 (b) (1) and (ii) hereof, the term of this Lease (the "Term") shall be for the period described as the Term in section 1.1 hereof, commencing on the Commencement Date and ending on the Expiry Date, both dates as described in section 1.1.

          (b) If for reasons beyond the Landlord's control, construction of the building cannot be completed by the commencement date of the term of the Lease or possession of the premises cannot be given to the Tenant on the commencement date of the term of the Lease, the Lease shall remain in effect but the Tenant shall not be required to pay Rent until the date when possession is actually given to the Tenant:

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          (i) but if possession is not given within one hundred and twenty (120)
          clear days from the commencement date of the Lease either party may terminate the Lease by written notice to the other; and

          (ii) in the event of any delay in the actual occupation by the Tenant of the premises, for reasons beyond the Landlord's control, the commencement date of the Lease shall be deemed to be the date of actual occupation by the Tenant of the premises and the term of the Lease shall be deemed to commence from such actual date of possession.

4.3      Use Prior to Commencement Date

         If Tenant uses or occupies the whole or any part of the Premises in any way prior to the Commencement Date without entering into a lease with Landlord in respect of such use or occupancy, then during that period Tenant shall be a tenant of Landlord subject to all the terms and conditions contained in this Lease, provided that the inclusion of this section shall not be deemed to authorize or permit Tenant to use or occupy the whole or any portion of the Premises in any way prior to the Commencement Date.

4.4      Acceptance of Premises

         Tenant accepts the Premises in the state and condition in which they are received from Landlord and, except only to the extent of any deficiency in the Landlord's work, if any, particularly set out in a written list given by Tenant to Landlord within thirty (30) days after Tenant takes possession of the Premises, Tenant's entering into possession of the Premises shall be conclusive evidence of the acceptance by Tenant of the condition and state of repair of the Premises.

4.5      Quiet Enjoyment

         Subject to Tenant's complying with all of the terms of this Lease, Tenant may peaceably possess and enjoy the Premises for the Term without interruption by Landlord or any person claiming through Landlord.

                                   ARTICLE V.

5.0      RENT

5.1      Tenant to Pay

         Tenant shall pay in lawful money of Canada at such address as shall be designated from time to time by Landlord Basic Rent and Additional Rent (all of which is herein sometimes referred to collectively as "Rent") as herein provided without any deduction, set-off or abatement whatsoever, Tenant hereby agreeing to waive any set-off rights it may have under any statute or at law. On the Commencement Date and the first day of each Fiscal Year thereafter and at any time during any Fiscal Year when required by Landlord, Tenant shall deliver to Landlord as requested by Landlord post-dated cheques for all payments of Basic Rent and estimates by Landlord of Additional Rent or any portions thereof payable during the balance of such Fiscal Year.

5.2      Basic Rent

         Commencing on the Commencement Date Tenant shall pay to Landlord a fixed minimum annual rent ("Basic Rent") for each Year of the Term in the annual amount(s) described as Basic Rent in section 1.1, to be paid in equal monthly installments, as described as Basic Rent in section 1.1, in advance on the first day of each and if Tenant is not in default under the terms of this Lease the amount of any overpayment by Tenant of Basic Rent and Additional Rent shall be paid to Tenant or credited to the account of Tenant.

5.3      Additional Rent

         In addition to Basic Rent Tenant shall pay to Landlord, or as Landlord shall direct, all other amounts as and when the same shall be due and payable pursuant to the provisions of this Lease or pursuant to any other obligation in respect of the Premises, all of which shall be deemed to accrue on a per diem basis; all of such amounts are herein sometimes referred to as

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"Additional Rent". Tenant shall promptly deliver to Landlord upon request evidence of due payment of all payments of Additional Rent required to be paid by Tenant hereunder.

5.4      Deemed Rent and Allocation

         If Tenant defaults in payment of any Rent (whether to Landlord or otherwise) as and when the same is due and payable hereunder, Landlord shall have the same rights and remedies against Tenant upon such default as if such sum or sums were rent in arrears under this Lease. Landlord may allocate payments received from Tenant among items of Rent then due and payable by Tenant. No acceptance by Landlord of payment by Tenant of any amount less than the full amount payable to Landlord, and no endorsement or direction on any cheque or other written instruction or statement respecting any payment by Tenant shall be deemed to constitute payment in full or an accord and satisfaction of any obligation of Tenant.

5.5      Monthly Payments of Additional Rent

         Landlord may from time to time by written notice to Tenant estimate or r-e-estimate any amount(s) payable by Tenant to Landlord hereunder including without limitation, amounts in respect of Operating Costs, Realty Taxes and utilities, for the then current or next following fiscal period used by Landlord in respect of each of the said amounts. The fiscal period used by Landlord may correspond to a shorter period within any twelve month period where an item, for example Realty Taxes, is payable in full by Landlord over such shorter period. The amounts so estimated shall be payable by Tenant in advance in equal monthly installments over the fiscal period on the same days as the monthly payments of Basic Rent. Landlord may, from time to time, alter the fiscal period selected in each case. As soon as practicable after the expiration of each Fiscal Year, Landlord shall furnish to Tenant a statement-of the actual amounts payable by Tenant in respect of Operating Costs, Taxes, utilities and any other relevant provisions hereof for such Fiscal Year. If the amount determined to be payable by Tenant as aforesaid shall be greater or less than the payments on account thereof previously made by Tenant, then the appropriate adjustments will be made and Tenant shall pay any deficiency to Landlord within thirty (30) days after delivery of such statement and if Tenant is not in default under the terms of the Lease, the amount of any overpayment shall be paid to or credited to the account of Tenant within thirty (30) days after the delivery of such statement. Such statement of Landlord shall be final and binding and Tenant shall have no right to dispute the accuracy or propriety of any amounts or calculations included therein, except to the extent that Tenant shall, within sixty (60) days after being given such statement, have demonstrated to the satisfaction of Landlord any error in such statement.

                                  ARTICLE VI.

6.0      TAXES

6.1      Taxes Payable by Tenant

         Commencing on the Commencement Date and thereafter throughout the Term, Tenant shall pay to Landlord as and when due all Realty Taxes and other taxes, if any, levied, confirmed, imposed, assessed or charged (herein referred to as "charged") against or in respect of the Premises and all fixtures, equipment, improvements and alterations in the Premises. To the extent of Realty Taxes received by Landlord from Tenant, Landlord shall pay same to the taxing authority.

6.2      Determination of Tenant's Taxes

         Tenant's obligation to pay Realty Taxes charged against or in respect of the Premises shall be determined on the basis of a separate bill if available. If the relevant taxing authority does not issue a separate bill for the Premises then Tenant's obligation in respect thereof shall be computed by applying the relevant tax rate to a separate assessment of the Premises, if any. If there is neither a separate bill for Realty Taxes for the Premises, nor a separate assessment of the Premises for any period of time, then for such period the Realty Taxes charged against or in respect of the Premises shall be determined by Landlord, on the basis of the then current established principles of assessment used by the relevant assessing authorities. Provided that Tenant shall be solely responsible for any increase in Realty Taxes resulting from any act or election of Tenant or from any fixtures or improvements in the Premises, and Tenant shall not be

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responsible for any such increase resulting from any act or election of
Landlord. Any amounts payable by Tenant on account of Realty Taxes shall be adjusted on a per diem basis in respect of any period not falling wholly within the Term.

6.3      Business Taxes and Sales Taxes

         (a) Tenant shall pay to the relevant taxing authority as and when the same are due and payable all taxes charged in respect of any business conducted on, or any use or occupancy of, the Premises.

         (b) Tenant shall pay to Landlord when due all Sales Taxes imposed on Landlord or Tenant with respect to Basic Rent and Additional Rent payable by Tenant hereunder or in respect of the rental of space under this Lease, namely any Goods and Services Tax (G.S.T.) or similar sales tax.

6.4      Tax Bills and Assessment Notices

         Tenant shall deliver to Landlord forthwith upon Tenant receiving the same copies of all assessment notices, tax bills, receipts and other documents received by Tenant relating to Realty Taxes on the Premises.

6.5      Contest of Realty Taxes

          (a) Landlord may contest any Realty Taxes and appeal any assessments related thereto and may withdraw any such contest or appeal or may agree with the relevant authorities on any settlement in respect thereof. Tenant will cooperate with Landlord in respect of any such contest and appeal and shall provide to Landlord such information and execute such documents as Landlord requests to give full effect of the foregoing. All costs of any such contest and appeal by Landlord shall be payable by the Tenant as Additional Rent.

          (b) Tenant will not contest any Realty Taxes or appeal any assessments related thereto without first notifying Landlord in writing at least twenty (20) days prior to filing such contest or appeal and delivering to Landlord such security as may be required by Landlord, acting reasonably, against any costs, liabilities or damages which may be incurred by Landlord or any other person arising out of such contest or appeal. Tenant shall promptly upon request pay all costs and expenses, including without limitation legal expenses, incurred by Landlord as a result of any such contest or appeal by Tenant and indemnify Landlord against all costs, liabilities or damages which may be incurred by Landlord or any other person arising out of such contest or appeal. While any such contest or appeal by Tenant is in progress Tenant shall continue to pay Realty Taxes in respect of the Premises as if such contest or appeal had not been commenced.

                                  ARTICLE VII.

7.0      OPERATION OF PREMISES

7.1 Operation of Premises by Landlord. In the event the Tenant is in default of any of its repair, maintenance and/or replacement obligations contained in paragraphs 1, 2 and 7 of Schedule "C" to this Lease and such default is not cured within the time periods provided therein, the Landlord shall repair, maintain and operate the Premises, other than Leasable Areas, in a reasonable manner having regard to its size, age, location and character, at the Tenant's expense.

7.2      Tenant's Payment of Operating Costs

         Commencing on the Commencement Date and thereafter at all times throughout the Term Tenant shall pay all operating costs as contemplated in-paragraphs 1 and 2 of Schedule "C" of this Lease. In the event the Tenant is in default in respect of the provisions set out in paragraphs 1 and 2 of Schedule "C' of this Lease, and such default is not cured within the time frame set out in paragraph 1 of Schedule "C" the amounts payable by Tenant pursuant to this section 7.2 may be computed on the basis of such periods of time as Landlord shall determine from time to time and shall be paid to Landlord within ten (10) days after the submission to Tenant of a statement showing the amount payable by Tenant from time to time. All amounts payable under this

Article VII in respect of any period not falling entirely within the Term shall be adjusted on a per diem basis.

                                 ARTICLE VIII.

8.0      USE OF PREMISES

8.1      Use of Premises

         Tenant Covenants that it shall not use and shall not permit the Premises to be used for any purpose other than as described as Use of Premises in section 1.1 hereof.

8.2      Conduct of Business

         At all times throughout the Term Tenant shall continuously and actively conduct its business in the whole of the Premises in a first class and reputable manner.

8.3      Tenant's Fixtures

         Tenant shall install and maintain in the Premises at all times during the Term first-class trade fixtures including furnishings and equipment adequate and appropriate for the business to be conducted on the Premises, all of which shall be kept in good order and condition. Tenant shall not remove any trade fixtures or other contents from the Premises during the Term except, with the prior written consent of Landlord, in the ordinary course of business or for the purpose of replacing them with others at least equal in value and function to those being removed.

8.4      Signs

         Tenant shall not erect, install or display any sign on or visible from the exterior of the Premises without the prior written approval of Landlord (which approval shall not be unreasonably withheld) as to size, design, location, specifications and method of installation. At Landlord's option any exterior signage identifying Tenant's business on the Premises shall be supplied and erected by Landlord at Tenant's expense in accordance with section 10.2(d) hereof.

8.5      Waste Removal

         Tenant shall not allow any refuse, garbage or any loose, objectionable material to accumulate in or about the Premises or the Project and will at all times keep the Premises in a clean and neat condition. Tenant shall comply with Landlord's regulations respecting the storage and removal of waste and shall be responsible for all costs of removal of waste from the Premises other than costs of routine waste removal included in Operating Costs. Until removed from the Project all waste from the Premises shall be kept in appropriate containers within the Premises.

8.6      Pest Control

         Tenant shall be responsible for pest extermination in respect of the Premises and shall engage, for such purpose, such contractors at such intervals as Landlord may require. Tenant shall not bring or permit to be brought onto the Premises any animals or birds of any kind.

8.7      Waste and Nuisance

          (a) Tenant shall not cause, suffer or permit any waste or damage to the Premises or leasehold improvements, fixtures or equipment therein nor permit any overloading of the floors thereof and shall not use or permit to be used any part of the Premises for any dangerous, noxious or offensive activity or goods and shall not do or bring anything or permit anything to be done or brought on or about the Premises which results in undue noise or vibration or which Landlord may reasonably deem to be hazardous or a nuisance and Tenant shall immediately take steps to remedy, remove or desist from any activity, equipment or goods on the Premises to which Landlord objects on a reasonable basis. Tenant shall take every reasonable precaution to protect the Premises from risk of damage by fire, water or the elements or any other cause.

          (b) Tenant shall not, and shall not permit anyone else to, place anything on the roof of the Building or go on to the roof of the Building for any purpose whatsoever, without Landlord's prior written approval, which may be arbitrarily withheld in Landlord's sole discretion.

          (c) Tenant shall not use any advertising, transmitting or other media or devices which can be heard, seen or received outside the Premises, or which could interfere with any communications or other systems outside the Premises.

          (d) Tenant shall be solely responsible for any contaminant, pollutant or toxic substance at any time affecting the Premises resulting from any act or omission of Tenant or any employee, invitee, licensee or any other person for whom the Tenant is in law responsible or any activity carried on by the Tenant or its employees, invitees, licensees, or those for whom the Tenant is in law responsible or any substance brought on the Premises during the Term and any renewal periods by the Tenant, its employees, invitees, licensees or any other person for whom the Tenant is in law responsible and any period prior to the Term during which the Premises were used or occupied by or under the control of Tenant, and shall be responsible for the clean-up and removal of any of the same and any damages caused by the occurrence, clean-up or removal of any of the same, and Tenant shall indemnify Landlord in respect thereof.

8.8      Compliance with Laws

         Tenant shall be solely responsible for obtaining from all authorities having jurisdiction all necessary permits, licences and approvals as may be necessary to permit Tenant to occupy the Premises and conduct its business thereon, as required by all applicable Laws. Tenant shall comply at its own expense with all applicable Laws respecting the use, condition and occupation of the Premises, and all leasehold improvements, fixtures, equipment and contents thereof.

8.9      Window coverings

         Tenant shall comply with all rules and regulations from time to time prescribed by Landlord in respect of window coverings on the interior of the Premises, in order to maximize the efficiency of the climate control equipment in or serving the Premises or to maintain an attractive and uniform appearance of the Premises from the exterior:-thereof.

                                  ARTICLE IX.

9.0      SERVICES AND UTILITIES

9.1      Utilities

          (a) Subject to Landlord's ability to do so, Landlord shall supply or cause to be supplied to the Premises electricity, water and gas for the reasonable use of the Premises for their intended purposes. Tenant shall promptly pay for, as and when they fall due, to Landlord or as Landlord shall from time to time direct, all costs of supplying water, electricity, gas, steam and other utilities to or in respect of the Premises, and all costs for all fittings, connections and meters and all work performed in connection with any services or utilities provided to the Premises. Tenant shall promptly execute and deliver any agreements required by Landlord or by utilities suppliers in respect of the supply of any utilities to the Premises. Tenant's use of any such utilities shall not exceed the available capacity of the existing systems from time to time.

9.2      Heating and Air-Conditioning

         Tenant shall at its expense maintain a service contract for the heating and air-conditioning equipment in or serving the Premises, with a contractor approved in advance in writing by Landlord, and shall ensure that Landlord is at all times in possession of a copy of such service contract and shall promptly deliver to Landlord copies of regular inspection reports and details of repairs. Landlord shall not be responsible for the inadequacy of any heating or air-conditioning of the Premises.

9.3      Non-Liability of Landlord

         Landlord shall not be liable for any damages, direct or indirect, resulting from or contributed to by any interruption or cessation in supply of any utilities or heating, ventilating, air-conditioning and humidity control. Without limiting the generality of the foregoing, Landlord shall not be liable for and Tenant shall indemnify Landlord against any and all indirect or consequential damages or damages for personal discomfort or illness of Tenant or any persons permitted by it to be on the Premises, by reason of the suspension or non-operation of any utilities, heating, ventilating, air-conditioning or humidity control.

9.4      Landlord's Suspension of Utilities

         In order to effect any maintenance, repairs, replacements or alterations to any of such utilities, heating, ventilating, air-conditioning or humidity control systems or any other part of the Project, Landlord shall have the right to modify or temporarily discontinue or suspend any such systems as required from time to time.

9.5      Landlord's Services

         (a) Tenant shall pay Landlord on demand all charges as determined and allocated by Landlord acting reasonably in respect of all special services provided to or for the benefit of Tenant beyond standard services for the Premises the costs of which are included in Operating Costs.

         (b) Any services in respect of the Premises requiring drilling or otherwise penetrating floors, walls or ceilings, or for locksmithing, security arrangements or waste removal, shall be performed only by persons first approved in writing by Landlord, which approval shall not be unreasonably withheld.

9.6      Landlord's Charges for Services

         Unless otherwise expressly agreed between Landlord and Tenant to the contrary in respect of any specific matter from time to time, all work performed and materials supplied by Landlord for Tenant or otherwise respecting the Premises pursuant to the provisions hereof or otherwise shall be paid for by Tenant to Landlord forthwith on demand at Landlord's cost for the same plus ten
(100) percent for inspection and supervision plus ten (10t) percent for overhead and profit or such other reasonable amounts as may be charged by Landlord for overhead and profit from time to time.

                                   ARTICLE X.

10.0     MAINTENANCE, REPAIRS AND ALTERATIONS

10.1     Maintenance and Repairs of Premises

         Subject to the provisions contained in paragraphs 5 and 7 of Schedule "C" of this Lease, at all times throughout the Term Tenant at its sole expense shall perform such maintenance (including painting and repair or replacement of any interior finishings), repairs and replacements as required to keep the Premises, all contents thereof and all services and equipment located in or primarily serving the Premises, in first- class appearance and condition, and in accordance with all Laws and Landlord's reasonable requirements. For purposes of this section 10.1, but without affecting the interpretation of any other provision of, this Lease, Premises shall include, without limitation: all leasehold improvements; all exterior and interior walls, windows and doors, including the exterior faces thereof; loading docks and bumpers; stairs; surrounding or enclosing masonry or other materials; and all such areas and facilities adjacent or proximate to and serving exclusively the Premises, including without limitation paved or unpaved parking areas.

10.2     Approval of Repairs and Alterations

         (a) Tenant shall not make any repairs, replacements, changes, additions, improvements or alterations (hereinafter referred to as "Alterations") to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld unless such proposed Alterations might affect the structure of the Building, the coverage of the Premises for zoning purposes or the parking requirements for the Premises, or impair the value or usefulness of the Premises in any of which cases Landlord's consent may be unreasonably withheld in Landlord's sole discretion.

         (b) With its request for consent Tenant shall submit to Landlord details of the proposed Alterations including plans and specifications prepared by qualified architects or engineers, and such Alterations shall be completed in accordance with the plans and specifications approved in writing by Landlord. Unless expressly authorized in writing by Landlord to the contrary, all Alterations which might cost in excess of TWENTY THOUSAND ($20,000.00) DOLLARS to complete or which may affect the structure or mechanical, electrical, utility, sprinkler, communications or other similar systems of the Building, shall be conducted under the supervision of a qualified architect or engineer approved by Landlord, such approval not to be unreasonably withheld.

         (c) All Alterations shall be planned and completed in compliance with all Laws and Tenant shall, prior to commencing any Alterations, obtain at its expense all necessary permits and licences. Prior to the commencement of any such Alterations, Tenant shall furnish to Landlord such evidence as reasonably required by Landlord of the projected cost of Alterations and Tenant's ability to pay for same, together with such indemnification against costs, liens and damages as Landlord shall reasonably require including, if required by Landlord, a letter of credit equal to the cost of the Alterations.

         (d) All Alterations shall be performed at Tenant's cost, promptly and in a good and workmanlike manner and in compliance with Landlord's rules and regulations, by competent contractors or workmen who shall be first approved in writing by Landlord, which approval shall not be unreasonably withheld. If any Alterations affect the structure or anv external portions of the Building or

         (e) If Tenant performs any such Alterations without compliance with all of the foregoing provisions of this Article X, Landlord shall have the right to require Tenant to remove such Alterations forthwith.

         (f) Tenant shall pay to Landlord forthwith upon request all of Landlord's reasonable costs including, without limitation, fees of architects, engineers and designers, incurred in dealing with Tenant's request for Landlord's consent to any Alterations, whether or not such consent is granted, and in inspecting and supervising any such Alterations and Landlord shall have the right to require Tenant to pay Landlord a reasonable deposit on account of such costs as a precondition to Landlord's granting such consent.

10.3     Repair According to Landlord's Notice

         Landlord or any persons designated by it shall have the right to enter the Premises upon reasonable prior notice to view the state of repair and condition thereof and Tenant shall promptly perform according to Landlord's written notice any maintenance (including painting and repair or replacement of any interior finishings), repairs or replacements in accordance with Tenant's obligations hereunder. In the event of an emergency, no such notice shall be required to be given.

10.4     Notice by Tenant

         Tenant shall give immediate written notice to Landlord of any accident, defect or damage in any part of the Premises which comes to the attention of Tenant or any of its employees or contractors notwithstanding the fact that Landlord may have no obligation in respect of the same.

10.5     Ownership of Leasehold Improvements

         All leasehold improvements installed in or about the Premises shall forthwith upon the installation thereof become the property of Landlord but without Landlord's thereby accepting any responsibility in respect of the maintenance, repair or replacement thereof. The expression "leasehold improvements" where used in this Lease includes, without limitation, all fixtures, installations, alterations and additions from time to time made or installed in or about the Premises, and includes all of the following, whether or not they are trade fixtures or easily removable: doors, partitions and hardware; mechanical, electrical and utility installations; heating, ventilating, air-conditioning and humidity control equipment; sign installations and equipment; lighting fixtures and built-in furniture. Notwithstanding the foregoing, this shall not apply to the Tenant's machinery (i.e., trade fixtures), the removal of which, where specifically permitted elsewhere in this Lease, may only be effected provided no damage is occasioned to the Premises, failing which the Tenant shall be liable therefor.

10.6     Construction Liens

         Tenant shall make all payments and take all stets as may be necessary to ensure that no lien is registered against the Project or any portion thereof as a result of any work, services or materials supplied to Tenant or the Premises. Tenant shall cause any such registrations to be discharged or vacated immediately after notice from Landlord, or within ten (10) days after registration, whichever is earlier. Tenant shall indemnify and save harnless Landlord from and against any liabilities, claims, liens, damages, costs and expenses, including legal expenses, arising in connection with any work, services or materials supplied to Tenant or the Premises. If Tenant fails to cause any such registration to be discharged or vacated as aforesaid then, in addition to any other rights of Landlord, Landlord may, but shall not be obliged to, discharge the same by paying the amount claimed into court, and the amounts so paid and all costs incurred by Landlord, including legal fees and disbursements, shall be paid by Tenant to Landlord forthwith upon demand.

10.7 Landlord's Repairs (Intentionally Deleted - See Paragraphs 5 and 7 of Schedule "C" of this Lease)

                                  ARTICLE XI.

11.0     END OF TERM

11.1     Vacating of Possession

         Forthwith upon the expiry or earlier termination of the Term, Tenant shall deliver to Landlord vacant possession of the Premises in such condition in which Tenant is required to keep the Premises during the Term pursuant hereto and shall leave the Premises in neat and clean condition and shall deliver to. Landlord all keys for the Premises and all keys or combinations to locks on doors or vaults in the Premises.

11.2     Removal of Trade Fixtures

         Provided Tenant has paid all Rent and is not otherwise in default hereunder, or if otherwise authorized or requested by Landlord, at the expiry or earlier termination of the Term, Tenant shall remove its trade fixtures and repair all damage resulting. from the installation or removal of-such trade fixtures. If-at the expiry or earlier termination of the Term Tenant does not remove its trade fixtures or any of its other property on the Premises, Landlord shall have no obligation in respect thereof and may sell or destroy the same or have them removed or stored at the expense of Tenant; at the option of Landlord, such trade fixtures or property shall become the absolute property of Landlord without any compensation to Tenant.

11.3     Removal of Leasehold Improvements

         Notwithstanding that the leasehold improvements become the property of Landlord upon installation, at the expiry or earlier termination of the Term, Tenant shall remove any or all of such leasehold improvements made or installed in or about the Premises by Tenant, or by Landlord as Tenant's contractor, as required by Landlord and in so doing shall repair all damage resulting from, and shall restore the Premises to their condition prior to, the installation and removal of such leasehold improvements.

11.4     Overholding by Tenant

         If Tenant remains in possession of all or any part of the Premises after the expiry of the Term with the consent of Landlord but without any further written agreement, this Lease shall not be deemed thereby to have been renewed and Tenant shall be deemed to be occupying the Premises as a monthly tenant on the same terms as set forth in this Lease insofar as they are applicable to a monthly tenancy except, the monthly Basic Rent shall be twice the monthly Basic Rent payable during the last twelve months of the Term.

                                  ARTICLE XII.

12.0     DAMAGE AND DESTRUCTION

12.1     Insured Damage to Premises

         (a) If there is damage to or destruction of the Premises caused by an occurrence against which, and to not more than the extent that, Landlord either is required to insure pusuant to this Lease or is otherwise insured ("Insured Damage"), then the following provisions of this section 12.1 shall apply.

         (b) If such damage or destruction is such as to render the whole or any part of the Premises unusable for the purpose of Tenant's use and occupancy thereof, Landlord shall deliver to Tenant within thirty (30) days following the occurrence of such damage or destruction its reasonable opinion as to whether or not the same is capable of being repaired, to the extent of Landlord's repair obligations hereunder, within one hundred and eighty (180) days following such occurrence.

         (c) If this Lease is not terminated as herein provided, Landlord, to the extent of insurance proceeds which it receives, shall diligently proceed to perform repairs to the Premises to the extent of its obligations pursuant to section 10.7 thereof; and Tenant, commencing as soon as practicable, but without interfering with Landlord's repairs, shall diligently perform such repairs as are Tenant's responsibility pursuant hereto.

         (d) If, (i) in Landlord's reasonable opinion, the Premises are not capable of being repaired as aforesaid within one hundred and eighty (180) days following such occurrence, or (ii) Tenant was at the time of such damage in breach of this Lease and fails within fifteen (15) days after notice of such default to remedy same to the extent possible in view of such damage, Landlord may, at its option, and in the case of (i) above, Tenant may, at its option, elect, by written notice to the other within thirty (30) days after delivery by Landlord of the opinion provided for in subsection 12.1 (b) above, to terminate this Lease, whereupon Tenant shall immediately surrender possession of the Premises and Basic Rent and all other payments for which Tenant is liable pursuant hereto shall be apportioned to the effective date of such termination.

         (e) If the damage is such as to render the whole or any part of the Premises unusable in whole or in part for the purpose of Tenant's use and occupancy thereof, then the Basic Rent payable hereunder shall abate to the extent that Tenant's use and occupancy of the Premises is in fact diminished, which determination shall be made by Landlord, until the earlier of (i) the thirtieth (30th) day after the Premises are determined by Landlord to be ready for Tenant to commence its repairs to the Premises, and (ii) the date on which Tenant first commences the- conduct of business in any part-of the Premises which had been damaged.

         (f) The respective obligations of Landlord and Tenant with respect to repair of the Premises following any damage or destruction shall be performed with all reasonable speed and in accordance with all applicable obligations to repair contained herein. Tenant acknowledges that its obligations to repair the Premises after such damage or destruction shall be performed at its sole cost without any contribution by Landlord whether or not the damage or destruction was caused by Landlord's fault and whether or not Landlord had at any time made any contribution to the cost of any leasehold improvements in the Premises. In any event, within thirty (30) days after Landlord has completed its repairs to the Premises as aforesaid, or such longer period as may be reasonable, Tenant shall complete its repairs to the Premises and shall recommence the conduct of business thereon.

12.2     Uninsured Damage and Last Two Years

         If there is damage to or destruction of the Premises and if, in Landlord's reasonable opinion, of which notice is given to Tenant within fifteen
(15) days after the later of the date of such damage or destruction and the date upon which Landlord is notified by Tenant of such damage or destruction, the Premises are not capable of being repaired to the extent of Landlord's repair obligations within thirty (30) days following the giving of such notice and if
(i) such damage or destruction is not Insured Damage, or (ii) such damage or destruction occurs within the last two (2) years of the Term and either Tenant has no remaining rights to renew this Lease or, having the right to renew this Lease fails to do so within fifteen (15) days after receipt of the said notice, then Landlord, at its option to be exercised by written notice given to Tenant within thirty (30) days after the later of the date of such damage or destruction and the date upon which Landlord is notified by Tenant of such damage or destruction, may terminate this Lease whereupon Tenant shall immediately surrender possession of the Premises and Basic Rent and all other payments for which Tenant is liable hereunder shall be apportioned to the effective date of such termination. If this Lease is not terminated as aforesaid the parties shall repair as provided in subsection 12.1(c) hereof and there shall be no abatement of any Rent unless the damage or destruction is Insured Damage and then only to the extent expressly provided in subsection 12.1(e) above.

12.3     Restoration of Premises or Project

         If there is damage to or destruction of the Premises and if this Lease is not terminated pursuant hereto, Landlord, in performing its repairs as required hereby, shall not be obliged to repair or rebuild in accordance with the plans or specifications for the Premises as they existed prior to such damage or destruction; rather, Landlord may repair or rebuild in accordance with any plans and specifications chosen by Landlord in its sole discretion provided that Tenant's use of and access to the Premises the size of the Premises, and the general overall quality of the Premises are not materially detrimentally affected by any difference in plans or specifications of the Premises.

12.4     Determination of Matters

         For the purpose of this Article XII, all matters requiring determination such as, without limitation, the extent to which any area(s) of the Premises or the Project are damaged or are not capable of being used, or the time within which repairs may be made, unless expressly provided to the contrary, shall be determined by Landlord's Architect, such determination to be final and binding on the parties.

                                 ARTICLE XIII.

13.0     INSURANCE AND INDEMNITY

13.1     Landlord's Insurance

         Landlord shall obtain and maintain in full force and effect during the Term with respect to the Premises insurance against such occurrences and in such amounts, on such terms and with such deductible(s) as would a prudent owner of such Premises. Such insurance may include, without limitation: (i) insurance on the Building and any improvements therein which Landlord desires to insure, against damage by fire and other risks covered by extended coverage fire insurance policies or, at Landlord's option, all risks insurance; (ii) boiler and machinery insurance; (iii) rental income insurance; and (iv) public liability insurance. Notwithstanding that Tenant shall be contributing to the costs of such insurance pursuant to the terms of this Lease, Tenant shall not have any interest in or any right to recover any proceeds under any of Landlord's insurance policies.

13.2     Tenant's Effect On Other Insurance

         (a) Tenant shall not do or permit anywhere on the Premises or Project anything which might: (i) result in any increase in the cost of any insurance policy of Landlord on the Premises; (ii) result in an actual or threatened cancellation of or adverse change in any insurance policy of Landlord on the Premises; or (iii) be prohibited by any insurance policy of Landlord on the Premises.

         (b) If the cost of any insurance policies of Landlord on the Premises is increased as a result of any improvements made by Tenant or anything done or permitted by Tenant anywhere on the Premises, Tenant shall pay the full amount of such increase to Landlord forthwith upon demand. Tenant's responsibility for any increased cost of insurance as aforesaid shall be conclusively determined by a statement issued by the organization, company or insurer establishing the insurance rates for the relevant policy.

         (c) If there is an actual or threatened cancellation of or adverse change in any policy of insurance of Landlord on the Premises by reason of anything done or permitted by Tenant anywhere on the Premises, and if Tenant fails to remedy the situation giving rise to such actual or threatened cancellation or change within twenty-four
(24) hours after notice from Landlord, then Landlord may, at its option, either
(i) terminate this Lease forthwith by written notice; or, (ii) remedy the situation giving rise to such actual or threatened cancellation or change, all at the cost of Tenant to be paid to Landlord forthwith upon demand, and for such purpose Landlord shall have the right to enter upon the Premises without further notice.

13.3     Tenant's Insurance

         (a) Tenant shall, at its sole expense, maintain in full force and effect at all times throughout the Term and such other times, if any, as Tenant occupies the Premises or any portion thereof, such insurance as would be maintained by a prudent tenant of premises such as the Premises, which insurance shall include at least all of the following:

         (i) comprehensive general liability insurance on an occurrence basis with respect to any use and occupancy of or things on the Premises by Tenant or any of its servants, agents, employees, invitees, licensees, subtenants, contractors or persons for whom Tenant is in law responsible, with coverage for any occurrence of not less than TWO MILLION ($2,000,000.00) DOLLARS or such higher amount as Landlord may reasonably require on not less than one (1) month's notice;

         (ii) all risks insurance. covering the leasehold improvements, trade fixtures and contents on or about the Premises, and all portions of the Premises which Tenant is obliged to maintain, repair or replace pursuant to section 10.1 or any other provision hereof, for not less than the full replacement cost thereof and with a replacement cost endorsement;

         (iii) broad form comprehensive boiler and machinery insurance on all insurable objects located on or about the Premises or which are the property or responsibility of Tenant, for not less than the full replacement cost thereof and with a replacement cost endorsement;

         (iv) business interruption insurance in such amounts as necessary to fully compensate Tenant for direct or indirect loss of sales or earnings attributable to any of the perils required to be insured against under the policies referred to in subsections 13.3(a) (ii) and
         (iii) and all circumstances usually insured against by cautious tenants including losses resulting from interference with access to the Premises as a result of such perils or for any other reason;

         (v) tenant's legal liability insurance for the full replacement cost of the Premises, and the loss of use thereof; and

         (vi) any other insurance against such risks and in such amounts as Landlord or any mortgagee of Landlord may from time to time reasonably require upon not less than thirty (30) days' notice to Tenant.

         (b) Each of Tenant's insurance policies shall name Landlord as an additional named insured, and shall be taken out with insurers and shall be in such form and on such terms as are satisfactory to Landlord from time to time. Without limiting the generality of the foregoing, each of Tenant's insurance policies shall contain:

         (i) the standard mortgage clause as may be required by any mortgagee of Landlord;

         (ii) a waiver by the insurer of any rights of subrogation to which such insurer might otherwise be entitled against Landlord or any person for whom Landlord is in law responsible;

         (iii) an undertaking by the insurer that no material change adverse to Tenant or Landlord or any mortgagee of Landlord will be made and the policy will not lapse or be terminated, except after not less than thirty (30) days' written notice to Tenant and Landlord and to any mortgagee of Landlord;

         (iv) a provision stating that Tenant's insurance policy shall be primary and shall not call into contribution any other insurance available to Landlord;



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


         (v) a joint loss endorsement, where applicable;

         (vi) a severability of interests clause and a cross-liability clause;
         and

         (vii) a waiver, in respect of the interests of Landlord and any mortgagee of Landlord, of any provision with respect to any breach of any warranties, representations, declarations or conditions'contained in the said policy.

         (c) Tenant shall ensure that Landlord shall at all times be in possession of either certificates or certified copies of Tenant's insurance policies which are in good standing and in compliance with Tenant's obligations hereunder.

         (d) Tenant hereby releases Landlord and its servants, agents, employees, contractors and those for whom Landlord is in law responsible from all losses, damages and claims of any kind in respect of which Tenant is required to maintain insurance hereunder or is otherwise insured.

13.4     Landlord's Right to Place Tenant's Insurance

         If Tenant fails to maintain in force, or pay any premiums for, any insurance required to be maintained by Tenant hereunder, or if Tenant fails from time to time to deliver to Landlord satisfactory proof of the good standing of any such insurance or the payment of premiums therefor, then Landlord, without prejudice to any of its other rights and remedies hereunder, shall have the right but not the obligation to effect such insurance on behalf of Tenant and the cost thereof and all other reasonable expenses incurred by Landlord in that regard shall be paid by Tenant to Landlord forthwith upon demand.

13.5     Landlord's Non-Liability

         Tenant agrees that Landlord shall not be liable or responsible in any way for any injury or death to any person or for any loss or damage to any property, at any time on or about the Premises or any property owned by or being the responsibility of Tenant or any of its servants, agents, customers, contractors or persons for whom Tenant is in law responsible elsewhere on or about the Premises, unless the same shall be caused by or result from or contributed to y the negligence of Landlord, its servants, agents, employees, contractors or persons for whom Landlord is in law responsible. without limiting the generality of the foregoing, Landlord shall not be liable or responsible for any such injury, death, loss or damage to any persons or property caused or contributed to by any of the following: fire, explosion, steam, water, rain, snow, dampness, leakage, electricity or gas, unless caused by the negligence of the Landlord, its servants, agents, employees, contractors or those for whom the Landlord is in law responsible. Without limiting or affecting the generality or interpretation of the foregoing, and notwithstanding the foregoing, it is agreed that Landlord shall in no event be liable for any indirect or consequential damages suffered by Tenant.

13.6     Indemnity of Landlord

         Tenant shall indemnify Landlord and all of its servants, agents, employees, contractors and persons for whom Landlord is in law responsible against any and all liabilities, claims, damages, losses and expenses, including all reasonable legal fees and disbursements, arising from: (i) any breach by Tenant of any of the provisions of this Lease; (ii) any act or omission of the Tenant or any of its employees, agents, invitees, licencees, subtenants, contractors and others for whom the Tenant is in law responsible, on the Premises or any use or occupancy of the Premises by the Tenant or any of its employees, agents, invitees, licencees, subtenants, contractors and others for whom the Tenant is in law responsible, or any thing of the Tenant or any of its employees, agents, invitees, licencees, subtenants, contractors and others for whom the Tenant is in law responsible, in the Premises; (iii) any act or omission of Tenant or any of its servants, agents, employees, invitees, licensees, subtenants, contractors or persons for whom Tenant is in law responsible on the Premises; or (iv) any injury or death of persons, or any loss or damage to property of Tenant or any of its servants, agents, employees, invitees, licensees, subtenants, contractors or persons for whom Tenant is in law responsible, on the Premises.

13.7     Landlord's Employees and Agents


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         Every indemnity, exclusion or release of liability and waiver of subrogation contained in this Lease for the benefit of Landlord shall extend to and benefit all of Landlord's servants, agents, employees, and others for whom Landlord is in law responsible. Solely for such purpose, and to the extent that Landlord expressly chooses to enforce the benefits of this section for the foregoing persons, it is agreed that Landlord is the agent or trustee for such persons.

                                  ARTICLE XIV.

14.0     ASSIGNMENT, SUBLETTING AND CHANGE OF CONTROL

14.1     Consent Required

         (a) Tenant shall not assign this Lease in whole or in part and shall not sublet or part with or share possession of all or any part of the Premises and shall not grant any licences or other rights to others to use any portion of the Premises (all of the foregoing being hereinafter referred to as a "Transfer"; a party making a Transfer is referred to as a "Transferor" and a party taking a Transfer is referred to as a "Transferee") without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld; provided that it shall be reasonable for Landlord to withhold its consent to a Transfer unless it is shown to Landlord's satisfaction, acting reasonably, that: (i) the proposed Transferee has a good business and personal reputation and has financial strength at least sufficient to satisfy all the obligations of Tenant hereunder; provided the business to be carried on by the Transferee will not be more burdensome on the Premises, in terms of parking requirements or any other factor, than the business previously carried on by Tenant on the Premises; The provisions of this Article XIV shall apply to any Transfer which might occur by inheritance or operation of law. Notwithstanding such assignment or subletting, the Tenant named herein shall continue to remain liable under the Lease.

         (b) If Landlord withholds, delays or refuses to give consent to any Transfer, whether or not Landlord is entitled to do so, Landlord shall not be liable for any losses or damages in any way resulting therefrom and Tenant shall not be entitled to terminate this Lease or exercise any other remedy whatever in respect thereof except to seek the order of a court of competent jurisdiction compelling Landlord to grant any such consent which Landlord is obliged to grant pursuant to the terms of this Lease.

         (c) No Transfer may be made where any portion of Rent is lower than that provided for herein or otherwise on terms more favourable to the Transferee than the terms set forth herein.

14.2     Obtaining Consent

         All requests to Landlord for consent to any Transfer shall be made to Landlord in writing together with a copy of the agreement pursuant to which the proposed Transfer will be made, accompanied by such information in writing as a Landlord might reasonably require respecting a proposed Transferee including, without limitation, name, business and home addresses and telephone numbers, business experience, credit information and rating, financial position and banking and personal references, description of business proposed to be conducted by the Transferee on the Premises and parking requirements for such business. Tenant shall promptly pay all costs incurred by Landlord in considering and processing the request for consent including legal costs and all costs of completing any documentation to implement any Transfer, which shall be prepared by Landlord or its solicitor if required by Landlord, and as a prior condition to considering any request for consent Landlord may require from Tenant payment of a reasonable deposit, of at least FOUR HUNDRED AND FIFTY ($450.00) DOLLARS, on account of Landlord's said costs.

14.3     Landlord's Option

         Notwithstanding the other provisions contained in this Article XIV, after Landlord receives a request for consent to a Transfer with the information and copy of agreement hereinabove required, it shall have the option, to be exercised by written notice to Tenant within fifteen (15) days after the receipt of such request, information and agreement, to terminate this Lease as it relates to the portion of the Premises which is the subject of the proposed Transfer effective as of the date on which the proposed Transfer by Tenant was proposed to occur. If




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Landlord elects to terminate this Lease as aforesaid, Tenant shall have the right, to be exercised by written notice to Landlord within ten (10) days after receipt of such notice of termination, to withdraw the request for consent to the Transfer, in which case Tenant shall not proceed with such Transfer, the notice of termination shall be null and void and this Lease shall continue in full force and effect.

14.4     Terms of Consent

         In the event of a Transfer, Landlord shall have the following rights in default of any of which no such Transfer shall occur or be effective:

         (i) to collect a deposit or further deposit to be held as a security deposit pursuant to section 16.5 such that the security deposit held by Landlord shall be equivalent to at least the last two (2) months' Basic Rent payable in respect of the premises which are the subject of the Transfer;

         (ii) to require Tenant and the Transferee and Indemnifier, if any, to enter into a written agreement to implement any amendments, if any, to this Lease to give effect to Landlord's exercise of any of its rights hereunder;

         (iii) to require the Transferee to enter into an agreement with Landlord in writing and under seal to be bound by all of Tenant's obligations under this Lease in respect of the portion of the Premises which is the subject of the Transfer;

         (iv) to require the Transferee to waive any rights, pursuant to subsection 39(2) of the Landlord and Tenant Act (Ontario) and any amendments thereto and any other statutory provisions of the same or similar effect, to pay any Rent less than any amount payable hereunder;

         (v) to require, if the Transfer is a sublease or other transaction other than an assignment, that upon notice from Landlord to the Transferee, all amounts payable by the Transferee each month shall be paid directly to Landlord who shall apply the same on account of Tenant's obligations under this Lease;

         (vi) to receive all amounts to be paid to Tenant under the agreement in respect of such Transfer less only the undepreciated capital cost, as shown on the books and records of Tenant, of all assets to be conveyed by Tenant as part of or together with the transaction of Transfer and less, in the case of a sublease, all amounts receivable by Tenant under the sublease equal to the amount payable by Tenant hereunder each month during the term of the sublease in respect of the sublet portion of the Premises;

         (vii) collect and receive forthwith from the Tenant named herein, the full amount of all and any mnies due, payable and outstanding by the Tenant to the Landlord in respect to the items as are more particularly set out in paragraph 14 of Schedule "C" annexed hereto and forming an integral part hereof.

14.5     Effect of Transfer

         (a) No consent of Landlord to a Transfer shall be effective unless given in writing and executed by Landlord and no such consent shall be presumed by any act or omission of Landlord or by Landlord's failure to respond to any request for consent or by Landlord accepting any payment of any amount payable hereunder from any party other than Tenant. No Transfer and no consent by Landlord to any Transfer shall constitute a waiver of the necessity to obtain Landlord's consent to any subsequent or other Transfer.

         (b) In the event of any Transfer or any consent by Landlord to any Transfer, Tenant and Indemnifier shall not thereby be released from any of their obligations hereunder, but shall remain bound by all such obligations pursuant to this Lease for the balance of the Term. If this Lease is renewed or extended by any Transferee pursuant to any option of Tenant, each Transferor and Indemnifier shall be liable for all of the obligations of Tenant throughout the Term as renewed or extended.

         (c) Every Transferee shall be obliged to comply with all of the obligations of Tenant under this Lease, and any default of any Transferee shall also constitute a default of Tenant




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hereunder. If this Lease is ever disclaimed or terminated by a trustee in bankruptcy of a Transferee, Tenant and Indemnifier shall nevertheless remain responsible for fulfillment of all obligations of Tenant hereunder for what would have been the balance of the Term but, for such disclaimer or termination, and shall upon Landlord's request enter into a new lease of the Premises for such balance of the Term and otherwise on the same terms and conditions as in this Lease.

14.6     No Advertising of Premises

         Tenant shall not advertise this Lease or all or any part of the Premises or the business or fixtures therein for sale without Landlord's prior written consent.

14.7     Mortgage of Lease

         The restrictions on Transfer as aforesaid shall apply to any assigning, subletting, mortgaging, charging or otherwise transferring of the Premises or this Lease for the purpose of securing any obligation of Tenant.

14.8     Corporate Tenant

         If Tenant or any occupant of the Premises at any time is a corporation and the transfer of the majority of the issued shares in the capital stock or any transfer, issuance or division of any shares of the corporation or of any affiliate of the corporation is sufficient to transfer control to others than the present shareholders of the corporation, same shall be deemed for all purposes of this Article XIV to be a Transfer. Upon request Tenant shall make the corporate books and records of Tenant and of any affiliate of Tenant available to Landlord and its representatives for inspection in order to ascertain whether or not there has at any time during the Term been a change in control of Tenant corporation as aforesaid. This section 14.8 shall not apply to Tenant if and as long as Tenant is in occupancy of the Premises and is a corporation whose shares are listed and traded on any recognized public stock exchange in Canada or the United States.

14.9     Assignment by Landlord

         If Landlord sells, leases, mortgages or otherwise disposes of the Premises or any part thereof or assigns its interest in this Lease, to the extent that the purchaser or assignee agrees with Landlord to assume the covenants and obligations of Landlord hereunder, Landlord shall thereupon be released from all liability pursuant to the terms of this Lease.

                                  ARTICLE XV.

15.0     STATUS AND SUBORDINATION OF LEASE

15.1     Status Statement

         Tenant shall, within ten (10) days after written request from Landlord, execute and deliver to Landlord, or to any actual or proposed lender, purchaser or assignee of Landlord, a statement or certificate in such form as requested by Landlord stating (if such is the case, or stating the manner in which such may not be the case) : (i) that this Lease is unmodified and in full force and effect; (ii) the date of commencement and expiry of the Term and the dates to which Basic Rent and any other Rent, including any prepaid rent, have been paid;
(iii) whether or not there is any existing default by Landlord under this Lease and, if so, specifying such default; and (iv) that there are no defences, counter claims or rights of set-off in respect of the obligations hereunder of Tenant.

15.2     Subordination and Attornment

         Provided the Landlord has complied with Section 15.3, at the option of Landlord to be expressed in writing from time to time this Lease and the rights of Tenant hereunder, are and shall be subject and subordinate to any and all mortgages, trust deeds and charges (any of which is herein called "Mortgage") on the Premises or any part thereof now or in the future, including all renewals, extensions, modifications and replacements of any Mortgages from time to time. Tenant shall at any time on notice from Landlord or holder of a Mortgage attorn to and become a tenant of the holder of any such Mortgage upon the same terms and conditions as set forth herein and shall execute promptly on request any certificates, agreements, instruments of postponement




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or attornment or other such instruments or agreements, including without limitation any short form or notice of this Lease for the purpose of registration on title to the Premises, as requested from time to time to give the full effect to this Article XV.

15.3     Non-Disturbance Agreement

         Landlord shall obtain from the holder of any Mortgage, its agreement to permit Tenant to continue to occupy the Premises in accordance with the terms of this Lease.

15.4     Tenant's Failure to Comply

         If Tenant fails to execute any certificate, agreement, instrument, or other document as required by the foregoing provisions of this Article XV within ten (10) days after request by Landlord, then Landlord shall have the right, without limiting any other rights of Landlord hereunder or at law, to terminate this Lease.

15.5     Registration

         Tenant shall not register on title to the Premises this Lease or any short form or notice hereof save and except in the following circumstances:

         (a) registration may be permitted only after the severance of the Premises is granted and finalized and all appeal periods in respect thereof have expired; and

         (b) subject to (a) above, in the event the Landlord needs to finance or refinance the Premises, the Tenant specifically agrees to postpone its registration of the Notice of Lease to the mortgage or mortgages provided the Landlord has complied with Section 15.3.

                                  ARTICLE XVI.

16.0     DEFAULT AND REMEDIES

16.1     Default and Remedies

         If any of the following shall occur:

          (i) Tenant fails, for any reason, to make any payment of Rent as and when the same is due to be paid hereunder and such default continues for five (5) days after such payment was due, whether or not notice is given to Tenant;

          (ii) Tenant fails, for any reason, to observe or perform any obligation of Tenant pursuant to this Lease other than the payment of any Rent, and such default continues for fifteen (15) days, or such shorter period as expressly provided herein, after notice thereof to Tenant;

          (iii) any of Landlord's insurance policies on the Premises are actually or threatened to be cancelled or adversely changed as a result of any use of or articles on or about the Premises;

          (iv) Tenant shall purport to make a Transfer affecting the Premises, or the Premises shall be used by any person or for any purpose, other than in compliance with this Lease;

          (v) Tenant or any other occupant of the Premises makes an assignment for the benefit of creditors or becomes bankrupt or insolvent or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal or arrangement with creditors, or Tenant makes any sale in bulk of any property on the Premises (other than in conjunction with a Transfer approved in writing by Landlord and made pursuant to all applicable legislation), or steps are taken for the winding up or other termination of Tenant's existence or liquidation of its assets;

          (vi) a trustee, receiver, receiver-manager, or similar person is appointed in respect of the assets or business of Tenant or any other occupant of the Premises;

          (vii) Tenant attempts to or does abandon the Premises or remove or dispose of any goods from the Premises, so that there would not be sufficient goods on the Premises

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

          subject to distress to satisfy all arrears of Rent and all Rent payable hereunder for a further period of at least six (6) months, or if the Premises are vacant or unoccupied for a period of five (5) consecutive days or more without the prior written consent of Landlord;

          (viii) this Lease or any other property of Tenant is at any time seized or taken in execution which remains unsatisfied for a period of five (5) days or more;

          (ix) termination or re-entry by Landlord is permitted under any provision of this Lease or at law;

          then the then current and the next three (3) months' Rent shall be forthwith due and payable and, in addition to any other rights or remedies to which Landlord is entitled hereunder or at law, Landlord shall have the following rights and remedies, which are cumulative and not alternative, namely:

          (i) to terminate this Lease in respect of the whole or any part of the Premises by written notice to Tenant;

          (ii) as agent of Tenant to relet the Premises and take possession of any furniture, fixtures, equipment or other property thereon and, upon giving notice to Tenant, to store the same at the expense and risk of Tenant or sell or otherwise dispose of the same at public or private sale without further notice, and to make alterations to the Premises to facilitate their reletting and to apply the net proceeds of the sale of any furniture, fixtures, equipment, or other property or from the reletting of the Premises, less all expenses incurred by Landlord in making the Premises ready for reletting and in reletting the Premises, on account of the Rent due and to become due under this Lease and Tenant shall be liable to Landlord for any deficiency and for all such expenses incurred by Landlord as aforesaid; nothing done by Landlord shall be construed as an election to terminate this Lease unless written notice of such termination is given by Landlord to Tenant;

          (iii) to remedy any default of Tenant in performing any repairs, work or other obligations of Tenant hereunder, and in so doing to enter upon the Premises, without any liability to Tenant therefor and without constituting a re-entry of the Premises or termination of this Lease or breach of the Landlord's covenant of quiet enjoyment, and, in such case, Tenant shall pay to Landlord forthwith upon demand all reasonable costs of Landlord in remedying or attempting to remedy any such default plus ten (10%) percent for inspection and supervision plus ten (10%) percent for overhead and profit or such other reasonable amounts as may be charged by Landlord for overhead and profit from time to time;

          (iv) to obtain damages from Tenant including, without limitation, if this Lease is terminated, all deficiencies between all amounts which would have been payable by Tenant for what would have been the balance of the Term, but for such termination, and all net amounts actually received by Landlord for such period.

16.2     Interest

         All amounts of Rent shall bear interest from their respective due dates until the dates of payment at the rate of five (5%) percent per annum in excess of the prime rate of interest charged by Landlord's bank in Ontario from time to time.

16.3     Costs

         Tenant shall pay to Landlord forthwith upon demand all reasonable costs incurred by Landlord, including, without limitation, reasonable legal expenses on a solicitor and his own client basis and reasonable compensation for all time expended by Landlord's own personnel, arising as a result of any default in Tenant's obligations under this Lease.

16.4     Distress and Tenant's Property

         Tenant hereby waives and renounces the benefit of any present or future statute taking away or limiting Landlord's right of distress and agrees with Landlord that, notwithstanding any




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such statute, all goods and chattels from time to time on the Premises shall be subject to distress for Rent.

16.5     Security Deposit (INTENTIONALLY DELETED)

16.6     Remedies to Subsist

         No waiver of any of Tenant's obligations under this Lease or of any of Landlord's rights in respect of any default by Tenant hereunder shall be deemed to have occurred as a result of any condoning, overlooking or delay by Landlord in respect of any default by Tenant or by any other act or omission of Landlord including, without limitation, the acceptance of any Rent less than the full amount thereof or the acceptance of any Rent after the occurrence of any default by Tenant. The waiver by Landlord of any default of Tenant or of any rights of Landlord, which shall be effected only by an express written waiver executed by Landlord, shall not be deemed to be a waiver of any term, covenant or condition in respect of which such default or right has been waived and shall not be deemed to be a waiver of any subsequent default of Tenant or right of Landlord. All rights and remedies of Landlord under this Lease and at law shall be cumulative and not alternative, and the exercise by Landlord of any of its rights pursuant to this Lease or at law shall at all times be without prejudice to any other rights of Landlord, whether or not they are expressly reserved. Tenant's obligations under this Lease shall survive the expiry or earlier termination of this Lease and shall remain in full force and effect until fully complied with.

16.7     Impossibility of Performance

         If and to the extent that either Landlord or Tenant shall be delayed in the fulfilment of any obligation under this Lease, other than the payment by Tenant of any Rent, by reason of unavailability of material, equipment, utilities, services or by reason of any Laws, or by reason of any other similar cause beyond its control and not avoidable by the exercise of reasonable foresight (excluding the inability to pay for the performance of such obligation), then the party being delayed shall be entitled to extend the time for fulfilment of such obligation by a time equal to the duration of such delay and the other party shall not be entitled to any compensation for any loss or inconvenience occasioned thereby. The party delayed will, however, use its best efforts to fulfil the obligation in question as soon as is reasonably practicable by arranging an alternate method of providing the work, services or materials.

                                 ARTICLE XVII.

17.0     CONTROL OF PREMISES

17.1     Landlord's Control

         The Premises is at all times subject to the exclusive control and management of Landlord. Without limiting the generality of the foregoing, Landlord shall have the right to obstruct or close off or restrict entry to all or any part of the Premises for purposes of performing any maintenance, repairs or replacements it is obliged to perform under this Lease or for security purposes or to prevent the accrual of any rights to any person or the public or any dedication thereof, provided that in exercising any such right Landlord shall use reasonable best efforts to minimize interference with Tenant's access to and use of the Premises.

17.2     Rules and Regulations

         Landlord may from time to time make and amend reasonable rules and regulations for the management and operation of the Premises and Tenant and all persons under its control shall comply with all of such rules and regulations of which notice is given to Tenant from time to time, all of which shall be deemed to be incorporated into and form part of this Lease. Landlord shall not make any rules or regulations which conflict with any express provision of this Lease unless and only to the extent required by any applicable Laws. Landlord shall act reasonably in enforcing such rules and regulations but shall not be liable for their non-enforcement.

17.3     Access to Premises

         (a) Without limiting any other rights Landlord may have pursuant hereto or at law, Landlord shall have the right to enter the Premises at any time for any of the following purposes: (i) to examine the Premises and to perform any maintenance, repairs or alterations to

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any part of the Premises or to any equipment and services serving the Premises or any other part of the Project; (ii) in cases of emergency; (iii) to read any utility or other meters; (iv) during the last twelve (12) months of the Term to show the Premises to prospective tenants and to permit prospective tenants to make inspections, measurements and plans; and (v) at any time during the Term to show the Premises to prospective purchasers or lenders.

         (b) Landlord shall have the right to run through the Premises conduits, wires, pipes, ducts and other elements of any systems for utilities, heating, ventilating, air-conditioning and humidity control, telephone and other communications systems and any other such systems to serve the Premises or the Project.

         (c) Landlord shall exercise its rights pursuant to this section 17.5 in such manner and at such times as Landlord, acting reasonably but in its sole discretion, shall determine. At any time that entry by Landlord is desired in case of emergency, and if no personnel of Tenant are known by Landlord to be present on the Premises or if such personnel fail for any reason to provide Landlord immediate access at the time such entry is desired, Landlord may forcibly enter the Premises without liability for damage caused thereby.

17.4     Expropriation

         (a) If the Premises or any part thereof shall be expropriated(which for the purposes of this Article XVII shall include a sale by Landlord to any authority with the power to expropriate) by any competent authority then:

     (i) Landlord and Tenant shall cooperate with each other so that Tenant may receive such award to which it is entitled in law for relocation costs and business interruption, and so that Landlord may receive the maximum award to which it may be entitled in law for all other compensation arising from such expropriation including, without limitation, all compensation for the value of Tenant's leasehold interest in the Premises;

     (ii) except for such compensation to which Tenant shall be entitled as aforesaid, all Tenant's other rights in respect of such expropriation are hereby assigned to Landlord, and within ten (10) days after request by Landlord Tenant shall execute such further documents as requested by Landlord to give effect to such assignment, failing which Landlord is hereby irrevocably appointed, pursuant to the Powers of Attorney Act (Ontario) Tenant's attorney to do so on behalf of Tenant and in its name; and

     (iii) Landlord shall have the option, to be exercised by written notice to Tenant, to terminate this Lease, effective on the date the expropriating authority takes possession of the whole or any portion of the Premises.

         (b) If the whole or any part of the Project shall be expropriated,:, then subject to the foregoing provisions respecting expropriation of the
Premises:

     (i) all compensation resulting from such expropriation shall be the absolute property of Landlord and all of Tenant's rights, if any, to any such compensation are hereby assigned to Landlord and within ten (10) days after request by Landlord Tenant shall execute such further documents as requested by Landlord to give effect to such assignment, failing which Landlord is hereby irrevocably appointed, pursuant to the Powers of Attorney Act (Ontario), Tenant's attorney to do so on behalf of Tenant and in its name; and

     (ii) if the expropriation of part of the Premises is such as to render undesirable, in Landlord's reasonable opinion, the continuing operation of the portion of the Project in which the Premises are situate, Landlord shall have the right to terminate this Lease as of the date the expropriating authority takes possession of all or any portion of the Project.

17.5     Landlord's Consent

         If Landlord withholds, delays or refuses to give consent as provided by the terms of this Lease, whether or not Landlord is entitled to do so, Landlord shall not be liable for any losses or damages in any way resulting therefrom and Tenant shall not be entitled to terminate this Lease or exercise any remedy whatever in respect thereof except to seek the order of a court of





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competent jurisdiction compelling Landlord to grant any such consent which
Landlord is obliged to grant pursuant to the terms of this Lease.

                                 ARTICLE XVIII.

18.0     MISCELLANEOUS

18.1     Notices

         All notices, statements, demands, requests or other instruments ("Notices") which may be or are required to be given under this Lease shall be in writing and shall be delivered in person or sent by prepaid registered Canadian mail addressed, or sent by facsimile transmission if to the Tenant, at the Address for Service of Notice on Tenant, if to the Indemnifier, if any, at the Address for Service of Notice on Indemnifier, and if to the Landlord at the Address for service of Notice on Landlord, all as provided in section 1.1 hereof.

         All such Notices shall be conclusively deemed to have been given and received upon the day the same is personally delivered or, if mailed as aforesaid, four (4) business days (excluding Saturdays, Sundays, holidays and days upon which regular postal service is interrupted or unavailable for any reason) after the same is mailed as aforesaid or if sent by facsimile transmission, on the business day immediately following the date of transmission. Any party may at any time by notice in writing to the other change the Address for Service of Notice on it. If two or more persons are named as Tenant or Indemnifier, any Notice given hereunder shall be sufficiently given if delivered or mailed in the foregoing manner to any one of such persons. In the event of any actual or threatened interruption in postal service in Canada, service of Notices shall be by personal delivery or facsimile transmission.

18.2     Complete Agreement

         There are no covenants, representations, agreements, warranties orrconditions in any way relating to the subject matter of this Lease or the tenancy created hereby, expressed or implied, collateral or otherwise, except as expressly set forth herein, and this Lease constitutes the entire agreement between the parties and may not be modified except by subsequent written agreement duly executed by Landlord and Tenant.

18.3     Time of the Essence

         Time is of the essence of all terms of this Lease.

18.4     Applicable Law

         This Lease shall be governed by and interpreted in accordance with the laws of the Province of Ontario. The parties agree that the Courts of Ontario shall have jurisdiction to determine any matters arising hereunder.

18.5     Severability

         If any provision of this Lease is illegal, unenforceable or invalid, it shall be considered separate and severable and all the remainder of this Lease shall remain in full force and effect as though such provision had not been included in this Lease but such provision shall nonetheless continue to be enforceable to the extent permitted by law.

18.6     Section Numbers and Headings

         The table of contents and all section numbers and headings of this Lease are inserted for convenience only and shall in no way limit or affect the interpretation of this Lease.

18.7     Interpretation

         Whenever a word importing the singular or plural is used in this Lease such word shall include the plural and singular respectively. Where any party is comprised of more than one entity, the obligations of each of such entities shall be joint and several. Words importing persons of either gender or firms or corporations shall include persons of the other gender and firms or corporations as applicable. Subject to the express provisions contained in this Lease,




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

words such as "hereof", "herein", "hereby", "hereafter, and "hereunder" and all similar words or expressions shall refer to this Lease as a whole and not to any particular section or portion hereof.

18.8     Successors

         This Lease shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, assigns and other legal representatives except only that this Lease shall not enure to the benefit of any of such parties unless and only to the extent expressly permitted pursuant to the provisions of this Lease.

18.9     SCHEDULES

         The Schedules to this Lease are part of and are hereby incorporated into this Lease. If there is any inconsistency between the terms of this Lease and the provisions contained in Schedule "C", the provisions of Schedule "C" shall prevail.

IN WITNESS WHEREOF the parties have executed this Lease.

                          DI GREGORIO INVESTMENTS LTD.
                          Landlord



                          Per:
                              -------------------------------------
                          Name:
                          Title:

                          I have the authority to bind the Corporation.

                          G.G.S. PLASTICS ENGINEERING INC.
                          TENANT



                          Per:
                               ------------------------------------
                          Name:
                          Title:

                          I/We have the authority to bind the Corporation.

                                  SCHEDULE "A"

                                LEGAL DESCRIPTION

Part of Part of The West Half of Lot 4, Concession 6, Town of Caledon, Regional Municipality of Peel

                                  SCHEDULE "B"

                                     SKETCH

                                  SCHEDULE "C"

                               SPECIAL PROVISIONS

1. MANAGEMENT FEES AND MAINTENANCE OF PROPERTY

         No management fees shall be charged to the Tenant. The parties hereto agree that the Tenant will be responsible at its own expense for the care and maintenance of the Premises, including, without limitation, the costs of snow removal, grass cutting, landscaping and other maintenance. The Tenant will take out contracts with competent contractors in respect to the foregoing and be responsible for payment for all services and materials provided in connection therewith in order to maintain and keep the Premises in a first class state and condition. Should the Landlord in its judgment decide that the Premises are not being properly maintained, the Landlord may give written notice to the Tenant of any deficiency and, if following the giving of such notice the Tenant does not correct said deficiency to the Landlord's satisfaction within 30 days of the giving of such notice, then the Landlord may assume management in respect to the maintenance of the Premises and the Tenant shall pay for said maintenance forthwith upon demand therefor by the Landlord.

2. NET LEASE

         This Lease shall be entirely net net net to the Landlord save and except for the Landlord's income taxes and debt financing costs. The Tenant shall be responsible for all Realty Taxes, building insurance and maintenance. In addition, the Tenant agrees to pay for all other costs of occupancy including, without limiting the generality of the foregoing, business taxes, insurance on the contents, water, gas, hydro and heating.

3.       OCCUPANCY

         The Tenant may have access to the warehouse portion of the property only after March 9, 1998 for the purpose of the Tenant and/or Tenant's trades preparing the property for occupancy, provided however, that the Tenant and the Tenant's trades shall not interfere with the Landlord's completion of the construction of the building. The Tenant and its trades shall have $5,000,000.00 liability insurance and they shall name the Landlord as an additional insured and shall provide proof of same to the Landlord prior to any work being done by the Tenant on the property and prior to any of its trades attending upon the property. In addition, the Tenant shall insure the chattels, machinery, etc. that the Tenant intends to bring upon the Premises, and the Tenant shall provide the Landlord with proof of same. Provided further that during the period of March 9, 1998 to July 9, 1998, Tenant shall pay to the Landlord the cost of heat, hydro and water in the warehouse area and furthermore from March 9, 1998, to July 9, 1998 the Tenant shall pay to the Landlord the cost of heat, hydro and water in the office area.

4.       OPTION TO RENEW

         Provided that the Tenant is not in default under the terms of the Lease and duly pays the rent and performs each and every one of the covenants contained in the Lease, the Landlord shall, at the option of the Tenant, grant a renewal of the Lease on the same terms and conditions as are contained in this Lease for a further term of Five (5) years save and except as to any right of further renewal and save and except as to the basic rent for the renewal period which shall be at the rate of $5.00 per square foot plus goods and services tax (G.S.T.) thereon. The aforesaid option to renew shall be exercised by notice, in writing, delivered by the Tenant to the Landlord not later than six (6) months before the end of the term of the Lease.

5.       STRUCTURAL REPAIRS

         The Landlord shall be responsible for the structural repairs to the building (including, roof, foundation walls and floors) provided same have not been occasioned as a result of the Tenant's negligence or default or by any person for whom the Tenant is in law responsible. The Landlord shall undertake any such repairs promptly upon receipt of notice from the Tenant, in accordance with the provisions of the lease to be entered into for the premises.

6.       OCCUPANCY PERMIT

         The Tenant shall obtain the occupancy permit at the Tenant's own expense.

7.       MECHANICAL INSTALLATIONS

         The Landlord shall at its expense ensure that the premises and all mechanical, heating, air conditioning, plumbing (including sprinklers) and the electrical equipment on the demised premises are in good repair and working order from the date of possession of the premises to the end of the first year of occupancy, at which point the Tenant shall be solely responsible for the maintenance, repair and, if necessary, replacement of the aforementioned mechanical systems. The Tenant shall have the right to inspect all mechanical systems prior to occupancy to ensure that they are functional and free of defects.

8.       IMPROVEMENTS

         The Tenant may, at its. own expense, but with the written authorization of the Landlord, which authorization is not to be unreasonably withheld, make improvements or alterations to the premises. Provided the Tenant is not in default under the terms of the Lease, the Tenant may remove its equipment and trade fixtures at the expiry of the term provided any damage caused by such removal shall be repaired by the Tenant at the Tenant's sole cost and expense.

9.       AREA MEASUREMENT

         The area measurement of the building to be constructed on the premises shall be verified by the Landlord and Tenant in accordance with the American National Standard measurement methods and/or the BOMA Standard measurement methods, and the actual rental shall be adjusted upward or downward in accordance with actual area measurements. It is understood that the Basic Rent on a per square foot basis as set out herein shall remain unchanged.

10.      EXTERIOR SIGNS

         The Tenant shall have the Landlord's permission to supply and install exterior sign identification; the design and location of which shall be subject to municipal by-laws and regulations and the Landlord's approval, which approval shall not be unreasonably withheld or delayed.

11.      LANDLORD'S OBLIGATIONS

         The Landlord warrants that to the best of its knowledge and belief there are no environmental hazards or problems with respect to the building or with respect to the land comprising the demised premises on the date of occupancy.

12.      TENANT'S WORK

         The Tenant shall provide the Landlord with details and specifications of the Tenant's requirements for layout and design of the office area and warehouse area. The Tenant agrees to review, comment and approve the Landlord's drawings (which approval shall not be unreasonably withheld by the Tenant) within 48 hours of receipt of such drawings so as not to delay the Landlord in tendering, purchasing and construction of the building to be constructed for the Tenant.

13.      TEMPORARY RIGHT OF WAY

         The Landlord agrees to grant to the Tenant a temporary right of way for access to the 6th Line/Coleraine Drive, until such time as Simpson Road has been extended to the Demised Premises, at which time the said temporary right of way for access to 6th Line/Coleraine Drive shall cease and no longer exist.

14.      ADDITIONAL CONSTRUCTION AT TENANT'S COST AND EXPENSE

         In addition to the items. previously agreed to by the parties in accordance with the plans and specifications reviewed to and previously accepted by the parties hereto, the Landlord will construct or cause to be constructed in a good and workmanlike manner and utilizing new materials the following at the Tenant's sole cost and expense.

        Item I                                                                                               Cost
        ------                                                                                               ----
        Revise clear ceiling height from nineteen (19')
        feet to  twenty-one (21') feet                                                                    $40,000.00

        In addition to the amount set out above, the Tenant shall further pay to the Landlord all applicable goods and services tax (G.S.T.) thereon.

        The cost of the foregoing additional construction shall be paid by the Tenant to the Landlord in sixty (60) equal successive monthly installments of $666.67 plus G.S.T. thereon, the first of such payments to commence on the Commencement Date of the Term hereby demised.


        Item II                                                                                                 Cost
        -------                                                                                                 ----

        (a) To construct washroom area in the warehouse along with offices, boardroom, lunch room, approximate size 28 feet x 60 feet on ground level and 28 feet x 60 feet on second level, complete with heating and air conditioning, sprinkler flooring, painted walls, t-bar ceiling and windows;

        (b) To construct additional mezzanine area over tool room, approximate 25 feet x 30 feet complete with air conditioning, heating, finished floor walls and ceiling, lighting, sprinklers and windows;

                 Total Cost for Items II(a) and (b):
                                                                                                         $250,000.00



         In addition to the amount set out above, the Tenant shall further pay to the Landlord all applicable goods and services tax (G.S.T.) thereon.

         The cost of the foregoing additional construction shall be paid by the Tenant to the Landlord in one hundred and twenty (120) equal successive monthly instalments of $2,083.33 plus G.S.T. thereon, the first of such payments to commence on the Commencement Date of the Term hereby demised.

15.      LETTER OF CREDIT

         As security for the Tenant taking posession of the Premises and as further security for the payment by the Tenant of the improvements set out in paragraph 14 hereof, the Tenant agrees to provide the Landlord forthwith, an irrevocable letter of credit to be issued by a Canadian chartered bank or trust company in the principal sum of ONE HUNDRED THOUSAND ($100,000.00) DOLLARS in a form and content satisfactory to the Landlord. The said letter of credit to be provided by the Tenant pursuant to this paragraph shall remain in full force and effect until all the amounts properly due and payable to the Landlord in respect to the improvements contained in paragraph 14 hereof are paid in full

         It is further agreed that in the event the Tenant shall default in making any of .the payments pursuant to paragraph 14 hereof, same shall constitute a material default under the terms of this Lease, and in the event of such default, the entire amount then due and owing in respect to the improvements contained in paragraph 14 hereof shall at

         Landlord's option become immediately due and payable together with interest at the Landlord's banker's prime rate of interest plus St from and after the date of such default. In addition to and without prejudice to any other rights and remedies the Landlord may have in respect to the aforesaid default, it is agreed by the parties hereto that in the event of such default, the Landlord shall have recourse to all and any remedies available to it under the terms of this Lease.